SIXTH AMENDED AND RESTATED
                                SCHEDULE A TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                   SCOUT FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout International Discovery Fund
Scout Bond Fund
Scout Money Market Fund - Federal Portfolio
Scout Money Market Fund - Prime Portfolio
Scout Tax-Free Money Market Fund
Scout TrendStar Small Cap Fund



         The undersigned, intending to be legally bound, hereby execute this Sixth Amended and Restated Schedule A to the Distribution Agreement dated May 19, 2001, and executed by and between Scout Funds and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 1st day of July 2009.


UMB DISTRIBUTION SERVICES, LLC              SCOUT FUNDS



By: /S/ ROBERT J. TUSZYNSKI                 By:  /S/ GARY W. DICENZO
    ---------------------------                  ----------------------------

Name and Title:                             Name and Title:
Robert J. Tuszynski, President              Gary W. DiCenzo, President